EXHIBIT 5

                           Law Offices
              ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                            12th Floor
                      734 15th Street, N.W.
                     Washington, D.C.  20005
                              ----

TIMOTHY B. MATZ        Telephone:  (202) 347-0300     JEFFREY D. HAAS
STEPHEN M. EGE         Facsimile:  (202) 347-2172     KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                    KENNETH B. TABACH
W. MICHAEL HERRICK                                    PATRICIA J. WOHL
GERARD L. HAWKINS                                     FIORELLO J. VICENCIO*
NORMAN B. ANTIN                                       DANIEL R. KLEINMAN*
JOHN P. SOUKENIK*                                     ANDREW ROSENSTEIN
GERALD F. HEUPEL, JR.                                 DAVID TEEPLES
JEFFREY A. KOEPPEL                                    CRISTIN ZEISLER*
DANIEL P. WEITZEL                                     ERIC M. MARION*
PHILIP ROSS BEVAN
HUGH T. WILKINSON
                          June 23, 1999               OF COUNSEL

                                                      ALLIN P. BAXTER
                                                      JACK I. ELIAS
                                                      SHERYL JONES ALU
*NOT ADMITTED IN D.C.       VIA EDGAR


Board of Directors
Homestead Bancorp, Inc.
195 North Street Sixth Street
Ponchatoula, Louisiana 70454

    Re:   Registration Statement on Form S-8
          136,957 Shares of Common Stock

Gentlemen:

    We are special counsel to Homestead Bancorp, Inc., a Louisiana corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 136,957 shares of common stock, par value
$.01 per share ("Common Stock"), of Homestead Bancorp, Inc. to be issued pursuant to the Homestead Bancorp, Inc. 1999 Stock Option Plan (the "1999 Plan") and the 1996 Stock Incentive Plan (the "1996 Plan") (the 1999 Plan and the 1996 Plan, together, the "Plans") upon the exercise of stock options and/or stock appreciation rights (together, the "Option Rights"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the

Corporation.   We have been requested by the Corporation to furnish
an opinion to be included as an exhibit to the Registration
Statement.

    For this purpose, we have reviewed the Registration Statement and related Prospectus, the Articles of Incorporation and the Bylaws of the Corporation, the Plans, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for the opinions expressed herein. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to the Plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

    We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Plans and to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                             By: /s/ Gerald F. Heupel, Jr.
                                 Gerald F. Heupel, Jr., a Partner

                                E-2